Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (February 14, 2018)

Interpublic Announces Full Year and
Fourth Quarter 2017 Results

•	Company posted Q4 2017 revenue of $2.34 billion, with organic revenue growth of 3.3%

•	FY17 revenue of $7.88 billion, with organic revenue growth of 1.8%

•	Operating margin expanded to 12.4% for FY17, an increase of 40 basis points from FY16

•	FY17 diluted EPS was $1.46, and was $1.41 adjusted for sales of businesses and tax items

•	Board approves 17% increase in quarterly dividend and an additional $300 million toward share repurchase program

Summary

Revenue

•
Fourth quarter 2017 revenue was $2.34 billion, compared to $2.26 billion in the fourth quarter of 2016, with an organic revenue increase of 3.3% compared to the prior-year period. This was comprised of an organic revenue increase of 3.7% in the U.S. and 2.9% internationally. Excluding the impact of higher pass-through revenues, the organic revenue increase would have been 2.5% both in the U.S. and internationally.

•
Full year 2017 revenue was $7.88 billion, compared to $7.85 billion in 2016, with an organic revenue increase of 1.8% compared to the prior-year period. This was comprised of an organic revenue increase of 2.2% in the U.S. and 1.2% internationally. Excluding the impact of the change in pass-through revenues, the organic revenue increase would have been 2.0% in the U.S. and 1.6% internationally.

•	Pass-through revenues are offset dollar-for-dollar in operating expenses. As a result, changes in pass-through revenues do not change operating profit.

Operating Results

•
Operating income in the fourth quarter of 2017 was $518.3 million, compared to $485.7 million in 2016. Operating margin was 22.1% for the fourth quarter of 2017, compared to 21.4% for the fourth quarter of 2016.

•	For the full year 2017, operating income was $973.6 million, compared to $941.0 million in 2016. Operating margin was 12.4% for the full year 2017, compared to 12.0% for the full year 2016.

Net Results

•
Fourth quarter 2017 net income available to IPG common stockholders was $316.6 million, resulting in earnings of $0.82 per basic share and $0.81 per diluted share, and $0.79 per diluted share as adjusted for certain below-the-line and tax items. This compares to net income available to IPG common stockholders of $317.6 million, or $0.81 per basic share and $0.78 per diluted share a year ago, and $0.75 per diluted share as adjusted.

•
Full year 2017 net income available to IPG common stockholders was $579.0 million, resulting in earnings of $1.49 per basic share and $1.46 per diluted share, and $1.41 per diluted share as adjusted for certain below-the-line and tax items. This compares to net income available to IPG common stockholders of $608.5 million, resulting in earnings of $1.53 per basic share and $1.49 per diluted share, and $1.39 per diluted share as adjusted.

•
Fourth quarter and full year 2017 net income available to IPG common stockholders included pre-tax net losses of $3.2 million and $24.1 million, respectively, on sales of businesses in "Other expense, net" and a net benefit of $36.0 million as a result of the enactment of the Tax Cuts and Jobs Act, which was primarily comprised of a benefit from the remeasurement of deferred tax assets and liabilities, partially offset by a charge on the deemed repatriation of unremitted foreign earnings. Fourth quarter 2017 also included a reversal of the $31.2 million tax benefit we recorded during the third quarter of 2017 related to foreign tax credits as a result of the enactment of the Tax Cuts and Jobs Act. Excluding these items, our diluted earnings per share for the fourth quarter and full year 2017 would have been $0.79 and $1.41, respectively. Adjusted diluted earnings per share were $0.75 and $1.39 in the respective prior-year periods. Refer to reconciliations in the back for more detail.

“We are pleased to report fourth quarter performance highlighted by stronger organic growth and margin expansion, as well as full-year financial results that deliver on our updated targets. These accomplishments are a testament to the talent and dedication of our people around the world and the work we do to help clients win in the marketplace,” said Michael I. Roth, Interpublic’s Chairman and CEO. “Along with these positive results, our Board of Directors has raised IPG’s quarterly dividend by a further 17% and increased our authorization for share repurchase by an additional $300 million. These actions reflect our continuing operating success and financial strength, as well as confidence in our future prospects. Looking ahead to 2018, we are targeting organic revenue growth in the range of 2% to 3% and operating margin expansion of 20 basis points over the results we are reporting today, which will build on our

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

strong long-term record of improving profitability. At this level of margin expansion, we will continue to invest behind our talent and in key areas such as digital, data, and analytics, which are vital to positioning us for success this year and for the long-term.”

Operating Results

Revenue
Revenue of $2.34 billion in the fourth quarter of 2017 increased 3.4% compared with the same period in 2016. During the fourth quarter of 2017, the effect of foreign currency translation was positive 1.2%, the impact of net divestitures was negative 1.1%, and the resulting organic revenue increase was 3.3%. Excluding the impact of higher pass-through revenues, the organic revenue increase would have been 2.5%.

Revenue of $7.88 billion for the full year 2017 increased 0.5% compared to 2016. During the full year 2017, there was minimal impact from foreign currency translation, the impact of net divestitures was negative 1.3%, and the resulting organic revenue increase was 1.8%. Excluding the impact of the change in pass-through revenues, the organic revenue increase would have been 1.9%.

Operating Expenses
During the fourth quarter of 2017, salaries and related expenses were $1.33 billion, up 1.3% compared to the same period in 2016. After adjusting for currency effects and the impact of net divestitures, salaries and related expenses increased 0.9% organically.

For the full year 2017, salaries and related expenses were $5.07 billion, up 0.7% compared to 2016. After adjusting for currency effects and the impact of net divestitures, salaries and related expenses increased 2.0% organically.

During the fourth quarter of 2017, office and general expenses were $496.9 million, up 5.7% compared to the same period in 2016. After adjusting for currency effects and the impact of net divestitures, office and general expenses increased 5.8% organically.

For the full year 2017, office and general expenses were $1.84 billion, down 1.6% compared to 2016. After adjusting for currency effects and the impact of net divestitures, office and general expenses increased 0.5% organically.

Non-Operating Results and Tax
In the fourth quarter of 2017, net interest expense remained constant at $17.8 million compared to the same period in 2016. For the full year 2017, net interest expense of $71.4 million increased by $0.9 million compared to 2016.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Other expense, net was $1.7 million for the fourth quarter of 2017, and was $26.2 million for the full year 2017, primarily due to losses recorded on sales of businesses.

The income tax provision in the fourth quarter of 2017 was $166.1 million on income before income taxes of $498.8 million, compared to a provision of $106.1 million on income before income taxes of $441.1 million in the same period in 2016. The income tax provision for the full year 2017 was $281.9 million on income before income taxes of $876.0 million, compared to a provision of $198.0 million on income before income taxes of $830.2 million in 2016.

The effective tax rate for the fourth quarter of 2017 was 33.3% compared to 24.1% for the same period in 2016. Excluding the impact of the losses on sales of businesses as well as the various tax items discussed above, the effective tax rate for the fourth quarter of 2017 was 35.2% compared to 31.2% in 2016. The effective tax rate for the full year 2017 was 32.2% compared to 23.8% in 2016. Excluding the impact of the losses on sales of businesses as well as the various tax items discussed above, the effective tax rate for the full year 2017 was 36.1% compared to 32.2% in 2016.

Balance Sheet
At December 31, 2017, cash, cash equivalents and marketable securities totaled $791.0 million, compared to $1.10 billion at December 31, 2016. Total debt was $1.37 billion at December 31, 2017, compared to $1.69 billion at December 31, 2016.

Share Repurchase Program and Common Stock Dividend
During the fourth quarter of 2017, the company repurchased 4.2 million shares of its common stock at an aggregate cost of $84.1 million and an average price of $19.85 per share. For the full year 2017, the company repurchased 13.7 million shares of its common stock at an aggregate cost of $300.1 million and an average price of $21.97 per share.

Interpublic's Board of Directors authorized a new program to repurchase, from time to time, up to $300 million of the company's common stock. The new share repurchase program, which is in addition to any amounts remaining for repurchase under the program announced in 2017, will take effect immediately and has no expiration date.

During the fourth quarter of 2017, the company declared and paid a common stock cash dividend of $0.18 per share, for a total of $69.1 million. During 2017, the company paid four quarterly cash dividends of $0.18 per share on our common stock, which corresponded to aggregate dividend payments of $280.3 million for the full year.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

The company also announced that its Board of Directors has declared a common stock cash dividend of $0.21 per share, payable quarterly to holders of record on an ongoing basis.

For further information regarding the company's financial results as well as certain non-GAAP measures and the reconciliation thereof, please refer to pages 20 and 21 of the earnings materials filed on Form 8-K here with and available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton Worldwide, MAGNA, McCann, Momentum, MRM//McCann, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2017 AND 2016 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended December 31,
	2017	2016	Fav. (Unfav.) % Variance
Revenue:
United States	$1,286.0	$1,258.6	2.2%
International	1,055.0	1,005.9	4.9%
Total Revenue	2,341.0	2,264.5	3.4%

Operating Expenses:
Salaries and Related Expenses	1,325.8	1,308.8	(1.3)%
Office and General Expenses	496.9	470.0	(5.7)%
Total Operating Expenses	1,822.7	1,778.8	(2.5)%
Operating Income	518.3	485.7	6.7%
Operating Margin %	22.1%	21.4%

Expenses and Other Income:
Interest Expense	(23.2)	(21.8)
Interest Income	5.4	4.0
Other Expense, net	(1.7)	(26.8)
Total (Expenses) and Other Income	(19.5)	(44.6)

Income before Income Taxes	498.8	441.1
Provision for Income Taxes	166.1	106.1
Income of Consolidated Companies	332.7	335.0
Equity in Net Income of Unconsolidated Affiliates	0.8	1.9
Net Income	333.5	336.9
Net Income Attributable to Noncontrolling Interests	(16.9)	(19.3)
Net Income Available to IPG Common Stockholders	$316.6	$317.6

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.82	$0.81
Diluted	$0.81	$0.78

Weighted-Average Number of Common Shares Outstanding:
Basic	385.1	393.5
Diluted	393.2	405.2

Dividends Declared Per Common Share	$0.18	$0.15

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2017 AND 2016 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve months ended December 31,
	2017	2016	Fav. (Unfav.) % Variance
Revenue:
United States	$4,714.3	$4,684.8	0.6%
International	3,168.1	3,161.8	0.2%
Total Revenue	7,882.4	7,846.6	0.5%

Operating Expenses:
Salaries and Related Expenses	5,068.1	5,035.1	(0.7)%
Office and General Expenses	1,840.7	1,870.5	1.6%
Total Operating Expenses	6,908.8	6,905.6	(0.0)%
Operating Income	973.6	941.0	3.5%
Operating Margin %	12.4%	12.0%

Expenses and Other Income:
Interest Expense	(90.8)	(90.6)
Interest Income	19.4	20.1
Other Expense, net	(26.2)	(40.3)
Total (Expenses) and Other Income	(97.6)	(110.8)

Income before Income Taxes	876.0	830.2
Provision for Income Taxes	281.9	198.0
Income of Consolidated Companies	594.1	632.2
Equity in Net Income of Unconsolidated Affiliates	0.9	0.3
Net Income	595.0	632.5
Net Income Attributable to Noncontrolling Interests	(16.0)	(24.0)
Net Income Attributable to IPG Common Stockholders	$579.0	$608.5

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.49	$1.53
Diluted	$1.46	$1.49

Weighted-Average Number of Common Shares Outstanding:
Basic	389.6	397.9
Diluted	397.3	408.0

Dividends Declared Per Common Share	$0.72	$0.60

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED NON-GAAP RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31, 2017
	As Reported	Net Losses on Sales of Businesses [1]	U.S. Federal Tax Credits	Net Impact of U.S. Tax Reform	Adjusted Results
Income Before Income Taxes	$498.8	$(3.2)			$502.0
Provision for Income Taxes	166.1	5.7	$(31.2)	$36.0	176.6
Effective Tax Rate	33.3%				35.2%
Equity in Net Income of Unconsolidated Affiliates	0.8				0.8
Net Income Attributable to Noncontrolling Interests	(16.9)				(16.9)
Net Income Available to IPG Common Stockholders	$316.6	$2.5	$(31.2)	$36.0	$309.3

Weighted-Average Number of Common Shares Outstanding - Basic	385.1				385.1
Dilutive effect of stock options and restricted shares	8.1				8.1
Weighted-Average Number of Common Shares Outstanding - Diluted	393.2				393.2

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.82	$0.01	$(0.08)	$0.09	$0.80
Diluted	$0.81	$0.01	$(0.08)	$0.09	$0.79

[1] Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED NON-GAAP RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31, 2017
	As Reported	Net Losses on Sales of Businesses [1]	Net Impact of U.S. Tax Reform	Adjusted Results
Income Before Income Taxes	$876.0	$(24.1)		$900.1
Provision for Income Taxes	281.9	7.4	$36.0	325.3
Effective Tax Rate	32.2%			36.1%
Equity in Net Income of Unconsolidated Affiliates	0.9			0.9
Net Income Attributable to Noncontrolling Interests	(16.0)			(16.0)
Net Income Available to IPG Common Stockholders	$579.0	$(16.7)	$36.0	$559.7

Weighted-Average Number of Common Shares Outstanding - Basic	389.6			389.6
Dilutive effect of stock options and restricted shares	7.7			7.7
Weighted-Average Number of Common Shares Outstanding - Diluted	397.3			397.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.49	$(0.04)	$0.09	$1.44
Diluted	$1.46	$(0.04)	$0.09	$1.41

[1] Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED NON-GAAP RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31, 2016
	As Reported	Net Losses on Sales of Businesses	U.S. Federal Tax Credits	Adjusted Results [1]
Income Before Income Taxes	$441.1	$(25.3)		$466.4
Provision for Income Taxes	106.1	2.0	$37.4	145.5
Effective Tax Rate	24.1%			31.2%
Equity in Net Income of Unconsolidated Affiliates	1.9			1.9
Net Income Attributable to Noncontrolling Interests	(19.3)			(19.3)
Net Income Available to IPG Common Stockholders	$317.6	$(23.3)	$37.4	$303.5

Weighted-Average Number of Common Shares Outstanding - Basic	393.5			393.5
Dilutive effect of stock options and restricted shares	11.7			11.7
Weighted-Average Number of Common Shares Outstanding - Diluted	405.2			405.2

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.81	$(0.06)	$0.10	$0.77
Diluted	$0.78	$(0.06)	$0.09	$0.75

[1] The effect of the adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09, which was previously included in this table in 2016, has now been removed as the effect of the adoption is reflected in both periods.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED NON-GAAP RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31, 2016
	As Reported	Net Losses on Sales of Businesses	Valuation Allowance Reversals	Settlement of Certain Tax Positions	U.S. Federal Tax Credits	Adjusted Results [1]
Income Before Income Taxes	$830.2	$(41.4)				$871.6
Provision for Income Taxes	198.0	2.4	$12.2	$23.4	$44.6	280.6
Effective Tax Rate	23.8%					32.2%
Equity in Net Income of Unconsolidated Affiliates	0.3					0.3
Net Income Attributable to Noncontrolling Interests	(24.0)					(24.0)
Net Income Available to IPG Common Stockholders	$608.5	$(39.0)	$12.2	$23.4	$44.6	$567.3

Weighted-Average Number of Common Shares Outstanding - Basic	397.9					397.9
Dilutive effect of stock options and restricted shares	10.1					10.1
Weighted-Average Number of Common Shares Outstanding - Diluted	408.0					408.0

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.53	$(0.10)	$0.03	$0.06	$0.11	$1.43
Diluted	$1.49	$(0.10)	$0.03	$0.06	$0.11	$1.39

[1] The effect of the adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09, which was previously included in this table in 2016, has now been removed as the effect of the adoption is reflected in both periods.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax